NATIONS LIFEGOAL FUNDS, INC.

                                     FORM OF
                              ARTICLES OF AMENDMENT


                    RENAMING EXISTING SERIES OF CAPITAL STOCK
                               OF THE CORPORATION


              Nations LifeGoal Funds, Inc., a Maryland corporation having its principal office in Maryland at The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

              FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

              SECOND: Pursuant to authority expressly vested in the Board of Directors by the Articles of Incorporation of the Corporation (the "Charter") and Section VI(d)(1) and Section VIII(k) thereto, and in accordance with Sections 2-605 and 2-607 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Code"), and pursuant to resolutions duly adopted on October 11-12, 1996, the Board of Directors of the Corporation has taken the following actions, which are expressly limited to changes permitted by
Section 2-605(a)(4) of the Code to be made without action by the stockholders:

              (1) renamed four hundred million (400,000,000) shares of the Corporation's authorized, classified and designated shares, with a par value of $.001 per share, currently classified and named as shares of the "Nations Capital Accumulator Fund", as shares of the "LifeGoal Growth Portfolio";

              (2) renamed four hundred million (400,000,000) shares of the Corporation's authorized, classified and designated shares, with a par value of $.001 per share, currently classified and named as shares of the "Nations Conservative Growth Fund", as shares of the "LifeGoal Balanced Growth Portfolio";

              (3) renamed four hundred million (400,000,000) shares of the Corporation's authorized, classified and designated shares, with a par value of $.001 per share, currently classified and named as shares of the "Nations Income and Managed Growth Fund", as shares of the "LifeGoal Income and Growth Portfolio";

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              THIRD: The shares classified and renamed in Article SECOND hereto shall have the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each previously authorized and classified Series and Class of the Corporation.

              FOURTH: In connection with Article SECOND hereto, the Corporation provides the following information:

              Prior to the renaming, the number of shares of each Series and Class of the Corporation was as follows:

              Series                                            Number of Shares

              Nations Capital Accumulator Fund
                    Primary A                                     100,000,000
                    Primary B                                     100,000,000
                    Investor A                                    100,000,000
                    Investor C                                    100,000,000

              Nations Conservative Growth Fund
                    Primary A                                     100,000,000
                    Primary B                                     100,000,000
                    Investor A                                    100,000,000
                    Investor C                                    100,000,000

              Nations Income and Managed Growth Fund
                    Primary A                                     100,000,000
                    Primary B                                     100,000,000
                    Investor A                                    100,000,000
                    Investor C                                    100,000,000

              Unclassified                                                  0
                                                                 ------------
              TOTAL                                             1,200,000,000

              FIFTH: After the renaming, the number of shares of each Series and Class of the Corporation was as follows:

              Series                                            Number of Shares

              LifeGoal Growth Portfolio
                    Primary A                                    100,000,000
                    Primary B                                    100,000,000
                    Investor A                                   100,000,000
                    Investor C                                   100,000,000
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              Series                                            Number of Shares

              LifeGoal Balanced Growth Portfolio
                    Primary A                                     100,000,000
                    Primary B                                     100,000,000
                    Investor A                                    100,000,000
                    Investor C                                    100,000,000

              LifeGoal Income and Growth Portfolio

                    Primary A                                     100,000,000
                    Primary B                                     100,000,000
                    Investor A                                    100,000,000
                    Investor C                                    100,000,000


             Unclassified                                                  0
                                                                 ------------
              TOTAL                                             1,200,000,000

              SIXTH: The total number of shares the Corporation is authorized to issue remains at one billion, two hundred million (1,200,000,000) shares and the aggregate par value of all shares having a par value remains at one million two hundred thousand dollars ($1,200,000).

              SEVENTH: The Board of Directors has duly authorized the filing of these Articles of Amendment.


      IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of the ___ day of October 1996.


WITNESS:                                          NATIONS LIFEGOAL FUNDS, INC.



___________________________________________    By: ____________________________
Richard H. Blank, Jr.                                A. Max Walker
Secretary                                            President


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              THE UNDERSIGNED, President of Nations LifeGoal Funds, Inc., who
executed on behalf of the Corporation the Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury, and that the Board of Directors of the Corporation has duly authorized the filing of these Articles of Amendment.



                                         ---------------------------------
                                          A. Max Walker
                                          President

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